February 5, 2007



U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC   20549

RE:	Avanir Pharmaceuticals
      Power of Attorney

Ladies and Gentlemen:

      I hereby appoint Patrick OBrien, Executive Director Investor Relations or Theresa Hope Reese, Vice President,
Human Resources of Avanir Pharmaceuticals, to act as Power of Attorney and to file on my behalf Forms 4 and 5, reporting my transactions of Avanir Pharmaceuticals pursuant to
Section 16(a) of the Securities Exchange Act of 1934.

      This Power of Attorney will remain in effect until further notice in writing from me to this regard.

Sincerely,

/s/ Eric Brandt

Eric K.Brandt
President and Chief Executive Officer